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                                                                   EXHIBIT 10.11

                  (TORONTO DOMINION (TEXAS), INC. LETTERHEAD)




                                                               February 28, 2000




Client Logic Holding Corporation
One American Center
3100 West End Avenue
Nashville, Tennessee 37203


         Attention: Mr. Mark R. Briggs
                    President, Chief Executive Officer
                    and Chief Operating Officer

                           Re: Pledge of Shares of InsLogic Holding

Ladies and Gentlemen:

         We refer to (a) the Credit Agreement dated as of May 25, 1999 (as heretofore amended and in effect on the date hereof, the "Credit Agreement") among ClientLogic Holding Corporation, certain of its subsidiaries, certain lenders, and Toronto Dominion (Texas), Inc., as agent for said lenders (the "Agent"), (b) Amendment No. 2 to the Credit Agreement dated as of September 1, 1999 ("amendment No. 2"), and (c) the Security Agreement referred to in the Credit Agreement (the "Security Agreement"). Terms used but no defined herein have the respective meanings given to them in the Credit Agreement, Amendment No. 2 and the Security Agreement.

         By our respective signatures below, you and we hereby agree as follows:

Pledge of InsLogic Stock

         You hereby confirm that the shares of capital stock of InsLogic Holding described on Schedule X hereto (the "InsLogic Stock") are included in the Pledged Stock (and, consequently, the Collateral) and Annex 1-A to the Security Agreement shall be deemed to be amended to add Schedule X thereto.

Obligations Secured by InsLogic Stock

         Notwithstanding anything to the contrary in Security Agreement, each share of the InsLogic Stock shall secure solely its pro rata portion of the Applicable Amount of principal of the Loans. The "Applicable Amount" shall mean $25,000,000 minus the aggregate amount of payments of principal of the Loans made after the date hereof. Except as provided below in "Failure to Distribute by April 30," the Lien on the InsLogic Stock shall terminate from and after the date that the Applicable Amount is zero.

Effect of Distribution

         Notwithstanding the Lien on the InsLogic Shares created pursuant to the Security Agreement, the Distribution may be consummated as provided for in Amendment No. 2; provided that the Lien on the InsLogic Stock created pursuant to the Security Agreement shall not terminate or be released upon the consummation of the Distribution (and the certificates representing the InsLogic Stock will be appropriately

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legended to reflect the continuance of such Lien). In addition, the company of
ClientLogic Holding Corporation shall physically deliver to the Agent the certificates representing the InsLogic Stock received by it as a result of the Distribution in order to maintain the Agent's perfected Lien on such InsLogic Stock.


Failure to Distribute by April 30

     If the Distribution does not occur on or prior to April 30, 2000, the letter shall terminate and be void ab initio, and the provisions of Section 5 of Amendment No. 2 shall apply.


Governing Law

     This letter shall be governed by, and construed in accordance with, the law of the State of New York.

                                                 Very truly yours,

                                                 TORONTO DOMINION (TEXAS), INC.,
                                                 as Agent

                                                 By /s/ KIMBERLY BURLESON
                                                   -----------------------
                                                   Name: Kimberly Burleson
                                                   Title: Vice President

AGREED TO:

CLIENTLOGIC HOLDING CORPORATION

By /s/ MARK R. BRIGGS
  ----------------------------------
  Mark R. Briggs
  President, Chief Executive Officer
   and Chief Operating Officer


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                                                                      SCHEDULE X



                                 Pledged Stock

Issuer                              Certificate No.   Registered Owner           No. of Shares

InsLogic.com Holding Corporation    No. CSB-1         ClientLogic Corporation    50,001,000







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